For more information, contact:
Anne Vincent
(210) 351-3778
anne.vincent@sbc.com

Note: SBC's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on April 25, 2005, at www.sbc.com/investor_relations.

SBC Delivers Strong Execution in First Quarter: 1.4 Million Net Subscriber Gain at Cingular Wireless, Record DSL Growth, Continued Improvement in Retail Access Line Trends, Fourth Consecutive Quarter of Wireline Revenue Growth

  Reported first-quarter earnings of $0.27 per diluted share, $0.34 per diluted share excluding merger-related expenses at Cingular Wireless
  Wireline revenues up 2.8 percent, with consumer wireline revenues up 3.9 percent
  504,000 net increase in DSL lines, SBC's best-ever quarterly gain, to reach 5.6 million in service
  Improved retail business and consumer access line trends, with retail consumer primary lines up by 16,000, first quarterly gain in five years
  1.1 million long distance lines added to reach 22 million
  Data revenues up 6.7 percent to $2.8 billion
  Cingular Wireless delivers second straight quarter of strong subscriber growth to reach 50.4 million, with reduced churn

SAN ANTONIO, April 25, 2005 – SBC Communications Inc. (NYSE: SBC) today reported first-quarter results driven by solid progress in its wireline operations, including its best-ever growth in DSL lines, and continued strong subscriber growth at Cingular Wireless, the United States’ largest wireless provider.

        SBC’s first-quarter 2005 revenues increased 2.4 percent to $10.2 billion, with wireline revenues up 2.8 percent and consumer wireline revenues up 3.9 percent, marking SBC’s fourth consecutive quarter of positive revenue growth. Earnings were $885 million, or $0.27 per diluted share on a reported basis, and $1.1 billion, or $0.34 per diluted share before merger-related expenses at Cingular Wireless, which is 60 percent owned by SBC.

        “We have begun 2005 with good momentum,” said Edward E. Whitacre Jr., SBC chairman and chief executive officer. “Cingular Wireless is doing an outstanding job of winning customers and integrating operations. We have taken DSL growth to a new level. Customers appreciate our long distance and bundled service offerings, and our penetration rates continue to grow. And in the first quarter, we achieved improved retail line results in both consumer and business markets.

        “Most important, after adjusting for Cingular’s merger costs and the impact of asset sales last year, our earnings were up from comparable results a year ago,” Whitacre said. “This demonstrates SBC’s ability to execute, generate solid bottom-line results and deliver value to stockholders while we invest in major initiatives to transform and grow our business.

        “Through Project Lightspeed, we are building a new generation of integrated digital video, data and voice services,” Whitacre said.

        “And through our planned acquisition of AT&T, we will create a premier provider with outstanding network capabilities, global reach and advanced product sets, including IP-based services. Approval processes for this transaction are moving forward, and we have launched teams to begin, consistent with applicable legal requirements, initial integration planning using many of the approaches that proved successful in Cingular’s preparation for integration with AT&T Wireless.”

First-Quarter Operational Highlights
        SBC’s first-quarter results include operational progress in key areas, including the following:

DSL – SBC added 504,000 DSL lines in the first quarter to reach 5.6 million in service, No. 1 among U.S. telecommunications providers. This marked SBC’s best-ever quarterly increase in DSL lines, and it was the best ever by any DSL provider in the industry. Over the past four quarters, SBC has added more than 1.6 million DSL lines, and its first-quarter DSL/Internet revenues were up 27.6 percent versus the year-ago quarter.

Long Distance – SBC’s total long distance lines increased by 1.1 million to 22 million in service. Over the past four quarters, SBC added more than 5 million long distance lines, and its first-quarter long distance revenues were up 20.3 percent versus the year-ago quarter.

Bundles – SBC’s penetration of retail consumer lines with at least one key service – long distance, DSL, joint-billed Cingular Wireless or SBC | DISH Network video – increased to 64 percent at the end of the first quarter, up from 50 percent a year earlier. Driven by success with bundled services, SBC’s average revenue per retail consumer access line increased 8.4 percent versus the year-ago first quarter.

Data Revenues – Wireline data revenues grew 6.7 percent to $2.8 billion, driven by robust DSL/Internet growth, along with solid results in transport and integration services. SBC ranks No. 1 among its immediate peers in total data revenues.

Access Lines – SBC posted significant improvement in retail access line trends in the first quarter. Total retail consumer primary lines increased by 16,000, SBC’s first quarterly gain in this category in five years and a substantial upturn from declines of 73,000 in the preceding quarter and 156,000 in the first quarter a year ago. Consumer additional lines declined by 104,000 in the first quarter, versus declines of 119,000 in the preceding quarter and 149,000 in the first quarter of 2004. This was SBC’s smallest decline in additional lines in four years. SBC’s retail business line base declined by 45,000, compared with declines of 74,000 in the preceding quarter and 242,000 in the first quarter a year ago. SBC’s switched wholesale lines declined by 343,000 due to a 364,000 decline in UNE-P lines. In the preceding quarter, switched wholesale lines declined by 302,000, and in the first quarter of 2004 they increased by 135,000. SBC ended the first quarter of 2005 with 51.9 million total switched access lines.

Cingular Wireless – Cingular Wireless delivered its second consecutive quarter of strong subscriber growth following its acquisition of AT&T Wireless, which closed on Oct. 26, 2004. In the first quarter, Cingular posted a net subscriber increase of 1.4 million, following a pro forma gain of 1.8 million in the preceding quarter. Total average monthly subscriber churn in the first quarter was 2.2 percent, down from an adjusted pro forma 2.4 percent in the fourth quarter of 2004. For postpaid subscribers, churn was 1.9 percent, down from a pro forma rate of 2.1 percent in the preceding quarter. Cingular ended the first quarter with 50.4 million total subscribers, solidifying its position as the nation’s largest wireless provider. (“Pro forma” results reflect acquisitions and dispositions, including the acquisition of AT&T Wireless, as if they had occurred on Jan. 1, 2004.)

Video, Integrated Services – SBC continues to make solid progress with Project Lightspeed, its initiative to build an advanced, IP-based network to deliver next-generation, integrated all-digital TV, superhigh-speed broadband and IP voice services. The company expects the network to reach 18 million households, as part of its initial deployment, by the end of 2007. Lab tests of the technology have progressed over recent months; limited field trials were launched in April and are expected to be expanded in the coming months. At the same time, SBC continues to execute a targeted approach to marketing its integrated SBC | DISH Network satellite TV service. In the first quarter, total SBC | DISH Network subscribers increased by 71,000 to reach 394,000 in service, all added since the company began offering the integrated service in March 2004.

First-Quarter Financial Results
        In the quarter ended March 31, 2005, SBC reported earnings from continuing operations of $885 million, or $0.27 per diluted share. These results included after-tax expenses of $242 million, or $0.07 per diluted share, for SBC’s portion of merger integration and noncash intangible amortization costs at Cingular Wireless. Excluding these items, SBC’s adjusted first-quarter earnings totaled $1.1 billion, or $0.34 per diluted share.

        In the first quarter of 2004, SBC’s earnings from continuing operations were $1.9 billion, or $0.58 per diluted share. This included a one-time gain of $0.22 per diluted share from the disposition of its investment in Belgacom, S.A. Excluding this gain and income from equity investments that were disposed of in 2004, SBC’s first-quarter 2004 earnings were $1.1 billion, or $0.33 per diluted share.

        SBC’s first-quarter 2005 revenues totaled $10.2 billion, up 2.4 percent versus the first quarter of 2004. Wireline revenues totaled $9.3 billion, up 2.8 percent from results in the year-earlier first quarter, driven by 3.9 percent growth in consumer revenues, including DSL and long distance.

        SBC’s first-quarter operating expenses totaled $8.7 billion, and operating income was $1.6 billion. These results, which included weather-related costs due to floods in Southern California, compare with first-quarter 2004 operating expenses of $8.5 billion and operating income of $1.5 billion.

        SBC’s operating income margin in the first quarter of 2005 was 15.2 percent, up from a first-quarter 2004 operating income margin of 15.1 percent. In the fourth quarter of 2004, SBC’s operating income margin was 12.1 percent on a reported basis and 14.5 percent excluding costs from severance payments and management pension plan changes.

Cingular Wireless Financial Results
        As required by Generally Accepted Accounting Principles for joint ventures, SBC reflects Cingular Wireless’ results in the Equity in Net Income of Affiliates line of its Consolidated Statements of Income rather than in revenues and expenses. Cingular’s detailed financial results are shown in SBC’s Statements of Segment Income.

        Cingular’s reported first-quarter revenues were $8.2 billion, up 5.3 percent from pro forma results in the first quarter of 2004.

        Cingular’s first-quarter operating expenses were $8.1 billion, reflecting strong gross customer additions, progress in upgrading customers to Cingular’s GSM network and a range of customer service and marketing initiatives. First-quarter expenses also included $591 million of merger integration and noncash intangible amortization costs related to Cingular’s acquisition of AT&T Wireless.

Agreement to Acquire AT&T
        On Jan. 31, 2005, SBC and AT&T Corp. announced an agreement for SBC to acquire AT&T, a transaction that combines AT&T’s global systems capabilities, business and government customers, and fast-growing Internet protocol (IP)-based business with SBC’s local exchange, broadband and wireless capabilities.

        Under terms of the agreement approved by the boards of directors of both companies, shareholders of AT&T will receive 0.77942 shares of SBC common stock for each common share of AT&T. In addition, at the time of closing, AT&T will pay its shareholders a special dividend of $1.30 per share. The stock consideration in the transaction is expected to be tax-free to AT&T shareholders.

        The acquisition is subject to approval by AT&T’s shareholders and regulatory authorities and other customary closing conditions.

SBC Communications Inc. is a Fortune 50 company whose subsidiaries, operating under the SBC brand, provide a full range of voice, data, networking, e-business, directory publishing and advertising, and related services to businesses, consumers and other telecommunications providers. SBC holds a 60 percent ownership interest in Cingular Wireless, which serves 50.4 million wireless customers. SBC companies provide high-speed DSL Internet access lines to more American consumers than any other provider and are among the nation’s leading providers of Internet services. SBC companies also offer satellite TV service. Additional information about SBC and SBC products and services is available at www.sbc.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s Web site at www.sbc.com/investor_relations.

In connection with the proposed transaction, SBC filed a registration statement, including a proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”) on March 11, 2005 (File No. 333-123283).  Investors are urged to read the registration and proxy statement (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (www.sec.gov).These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Free copies of AT&T Corp.‘s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.‘s directors and executive officers is available in the registration and proxy statement.  Additional information regarding the interests of such potential participants is included in the registration and proxy statement and other relevant documents filed with the SEC.